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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 10, 2003

Register.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29739	11-3239091

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Eighth Avenue, 8th Floor, New York, New York	10018

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code	(212) 798-9100

(Former name or former address, if changed since last report)

Item 5. Other Events

On June 10, 2003, Register.com, Inc. (the “Company”) issued a press release announcing that it has determined to distribute $120 million in cash to its stockholders by September 1, 2003, by means of a dividend, a repurchase of shares or a combination, and that it has reached an agreement with the stockholder group led by Barington Companies Equity Partners, L.P. under which, among other things, the Company will include James A. Mitarotonda of Barington in its Board of Directors’ slate of nominees for election as a director of the Company at its 2003 annual meeting of stockholders. The stockholder group has agreed not to pursue a proxy contest in connection with the annual meeting in 2003, which is scheduled to be held on July 31, 2003.

The press release dated June 10, 2003, concerning these announcements is incorporated by reference herein and is filed as Exhibit 99.1 to this report. The agreement with the Barington stockholder group is filed as Exhibit 10.42. The description of this agreement is qualified in its entirety by reference to that Exhibit.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

10.42	Agreement, dated June 9, 2003, among Register.com, Inc., Barington Companies Equity Partners, L.P. and the other parties listed on Schedule A thereto.

99.1	Press Release dated June 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTER.COM, INC.

(Registrant)
June 10, 2003	/s/ Jack S. Levy

Date	Jack S. Levy, Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.42	Agreement, dated June 9, 2003, among Register.com, Inc., Barington Companies Equity Partners, L.P. and the other parties listed on Schedule A thereto.
99.1	Press Release dated June 10, 2003.